UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 26, 2013

ImmunoGen, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	0-17999	04-2726691
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

830 Winter Street, Waltham, MA 02451

(Address of principal executive offices)   (Zip Code)

Registrant’s telephone number, including area code: (781) 895-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 — REGULATION FD DISCLOSURE

On August 26, 2013, ImmunoGen, Inc. (referred to as “we,” “us” or the “Company”) entered into a license agreement with Eli Lilly and Company (“Lilly”) granting Lilly rights to use our maytansinoid-based Targeted Antibody Payload (TAP) technology to develop and commercialize products directed to a specific antigen target on an exclusive basis.  This license was granted pursuant to the terms of an existing Multi-Target Agreement entered into by the Company and Lilly in 2011.

In accordance with the terms of the Multi-Target Agreement, execution of the license agreement entitles us to receive development, regulatory and sales milestone payments potentially totaling $200.5 million, as well as royalties on the commercial sales of any resultant products.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImmunoGen, Inc.
(Registrant)

Date: August 28, 2013	/s/ Daniel M. Junius

Daniel M. Junius
President and Chief Executive Officer